                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


To the Board of Directors and
Management of Safety-Kleen Corp.:


As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-97490, File No. 2-67421, File No. 33-34892, File No. 33-51396, File No.
2-97196, File No. 33-56371) and on Form S-3 (File No. 22-806, File No. 33-18043,
File No. 33-15010, File No. 33-27174, File No. 33-30519, File No. 33-35008 and
File No. 33-44715).


                                       /s/  ARTHUR ANDERSEN LLP

Chicago, Illinois,
March 29, 1995.